                                                               Exhibit (p)(1.12)

                CODE OF ETHICS FOR DEPRINCE, RACE & ZOLLO, INC.

I. Introduction

The policies in this Code of Ethics reflect DePrince, Race & Zollo, Inc. ("DRZ") assumption and expectation of unqualified loyalty to the interests of DRZ and its clients on the part of each access person. In the course of their service to DRZ, access persons must be under no influence which may cause them to serve their own or someone else's interests rather than those of DRZ or its clients.

DRZ's policies reflect its desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of conflict or of unethical conduct. DRZ's business is one dependent upon public confidence. The mere appearance of possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could besmirch DRZ's name and damage its reputation to the detriment of all those with whom we do business.

II. STATEMENT OF GENERAL PRINCIPLES

It is the policy of DRZ that no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Investment Advisors Act or, with respect to those clients that are Investment Companies,
Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder. The fundamental position of DRZ is, and has been, that each access person shall place at all times the interests of DRZ's clients first. Accordingly, private financial transactions by access persons of DRZ must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any client of DRZ.

Without limiting in any manner the fiduciary duty owed by access persons to the clients of DRZ or the provisions of this Code of Ethics, it should be noted that DRZ considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by the clients of DRZ; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients' portfolios. It is also evidence of confidence in the investments made.

In making personal investment decisions with respect to any security, however, extreme care must be exercised by access persons to insure that the prohibitions of this Code of Ethics are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client's portfolio.

It bears emphasis that technical compliance with procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to any client of DRZ.

III.LEGAL REQUIREMENTS

Section 17(j) of the 1940 Act, provides, among other things, that it is unlawful for any affiliated person of

DRZ to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by a client, which is an investment company, in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which states that it is unlawful for any affiliated person of DRZ in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by a client:

         (i) to employ any device, scheme or artifice to defraud a client, which is an investment company;

         (ii) to make to a client, which is an investment company, any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

         (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client, which is an investment company; or

         (iv) to engage in any manipulative practice with respect to a client, which is an investment company.

IV. DEFINITIONS

For purposes of this Code of Ethics, the following definitions shall apply:

The term "access person" shall mean any director, officer or advisory person (as defined below) of DRZ.

1. The term "advisory person" shall mean (i) every employee of DRZ (or of any company in a control relationship to DRZ who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by a client, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to DRZ who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security.

2. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law; (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership; (iii) the existence of certain performance-related fees (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities;
    (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a

"derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

3. The term "control" shall mean the power to exercise a controlling influence over the management or policies of DRZ, unless such power is solely the result of an official position with DRZ, all as determined in accordance with Section 2 (a) (9) of the 1940 Act.

4. The term "client" shall mean an entity (natural person, corporation, investment company or other legal structure having the power to enter into legal contracts), which has entered into a contract with DRZ to receive investment management services.

5. The term "investment company" shall mean a management investment company registered as such under the 1940 Act and for which DRZ is the investment adviser or sub-adviser regardless of whether the investment company has entered into a contract for investment management services with DRZ.

6. The term "investment personnel" shall mean all portfolio managers of DRZ and other advisory persons who assist the portfolio managers in making investment decisions for a client, including, but not limited to, analysts and traders of DRZ.

7. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

8.  The term "purchase" shall include the writing of an option to purchase.

9. The term "Performance Accounts" shall mean all clients of for which DRZ receives a performance- related fee and in which DRZ is deemed to have an indirect pecuniary interest because of the application of Rule 16a-1(a)(2)(ii)(C) under the Securities and Exchange Act of 1934, as amended, as required by Rule 17j-1 under the 1940 Act.

10. The term "Review Officer" shall mean the officer or employee designated from time to time by DRZ to receive and review reports of purchases and sales by access persons. The term "Alternate Review Officer" shall mean the officer of DRZ designated from time to time to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer should the Review Officer be unavailable.

11. The term "sale" shall include the writing of an option to sell.

12. The term "security" shall have the meaning set forth in Section 2 (a) (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies for which DRZ does not serve as the investment adviser or sub-adviser, securities issued by the United States government, short-term securities which are "government securities" within the meaning of Section 2 (a) (16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may designated from time to time by DRZ.

13. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

14. The term "significant remedial action" shall mean any action that has a material financial effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

V.  SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

A.  Prohibited Activities

While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

1. NO ACCESS PERSON shall, directly or indirectly, execute a personal securities transaction on the same day during which a client of DRZ has a pending "buy" or "sell" order in that same or equivalent security unless it is for hardship reasons. A hardship transaction must be approved by the Board of Directors; In addition, all personal trades must be pre-cleared by the Review Officer prior to their execution. Once pre-clearance is granted, the access person may only transact in that security for the remainder of the day;

2. NO EMPLOYEE shall, directly or indirectly, communicate to any person who is not an access person any material non-public information relating to any client of DRZ or any issuer of any security owned by any client of DRZ, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf or any client of DRZ, except to the extent necessary to effectuate securities transactions on behalf of the client of DRZ;

3. NO ACCESS PERSON shall accept any gift or other thing with a value in excess of $250 from any person or entity that does business with or on behalf of client;

4. NO ACCESS PERSONS shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the President of DRZ that the board service would be consistent with the interests of clients. All ACCESS PERSONS are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business of otherwise which is likely to materially interfere with the effective discharge of responsibilities to DRZ and its clients;

5. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer without obtaining prior written approval from the Review Officer;

6. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in a client's subsequent consideration of an investment in the issuer. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer;

7. INVESTMENT PERSONNEL shall not recommend any securities transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to the Review Officer including without limitation:

        a. his or her beneficial ownership of any securities of such issuer;

        b. any contemplated transaction by such person in such securities;

         c. any position with such issuer or its affiliates; and

         d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

8. Absent adverse market conditions determined by the Board of Directors, all EMPLOYEES are prohibited from profiting in the purchase and sale, or sale and purchase of any security within thirty (30) calendar days, whether or not the security is also held by advisory clients.

B. Exempt Transactions and Conduct

This Code of Ethics shall not be deemed to be violated by any of the following transactions:

1. Purchases or sales for an account over which the access person has no direct or indirect influence or control;

2. Purchases or sales which are non-volitional on the part of the access person;

3. Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

6. Purchases or sales for which the access person has received prior written approval from the Review Officer. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and rules thereunder; and

7. Purchases or sales made in good faith on behalf of a client, it being understood by, and disclosed to, each client that DRZ may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more of the clients and that such executions may increase or decrease the price at which securities are purchased or sold for the clients.

VI. COMPLIANCE PROCEDURES

A.  Records of Securities Transactions

Upon the written request of the Review Officer, access persons are required to direct their brokers to supply to DRZ on a timely basis duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the access person has a beneficial ownership interest.

B.  Personal Reporting Requirements

1. Each ACCESS PERSON shall submit to the Review Officer a report in the form annexed hereto as FORM A or in similar form (such as a computer printout), which report shall set forth at least the information described in subparagraph 2 of this Section VI. B as to all securities transactions during each quarterly period, in which such access person has, or by reason of such transactions acquires of disposes of, any beneficial ownership of a security. Such report shall also describe any new brokerage accounts established during the quarter.

2. Every report on Form A shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

         (1) the date of each transaction, the title, class and number of shares, and the principal amount of each security involved;

         (2) the nature of each transaction (i.e., purchases, sale or other type of acquisition or disposition);

         (3) the price at which each transaction was effected; and

         (4) the name of the broker, dealer or bank with or through whom each transaction was effected;

provided, however, if no transactions in any securities required to be reported were effected during a quarterly period by an access person such access person shall submit to the Review Officer a report on Form A within the time-frame specified above stating that no reportable securities transaction were effected.

C. Disclosure of Personal Holdings

1. Each ACCESS PERSON shall submit to the Review Officer a report in the form annexed hereto as FORM B, an initial holdings report no later than 10 days after the person becomes an ACCESS PERSON which contains the following information:

        (i) The title, number of shares and principal amount of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership when the person became an ACCESS PERSON; and

        (ii) The name of any broker, dealer of bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV. 14.) were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON.

2. Each ACCESS PERSON shall submit to the Review Officer a report in the form annexed hereto as FORM C, an annual holdings report which contains the following information (with such information current as of a date no more than 30 days before the report is submitted):

        (i) The title, number of shares and principal amount of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership; and

        (ii) The name of any broker, dealer of bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV.12.) were held for the direct or indirect benefit of the ACCESS PERSON.

E. Review of Reports

1. At the end of each calendar quarter, the Review Officer shall review all transactions by access persons in securities which were purchased, sold, held or considered for purchase or sale by each client during the prior quarter.

2. The Review Officer shall compare all reported personal securities transaction with completed and contemplated portfolio transactions of the client to determine whether a violation of this Code of Ethics may have occurred. The Review Officer shall also compare an ACCESS PERSON'S reported personal securities transactions with the holdings disclosed on the ACCESS PERSON'S annual holdings report. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

3. If the Review Officer determines that a violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the ACCESS PERSON and any additional explanatory material provided by the access person to DRZ's President and counsel.

F. Annual Certification of Compliance

All ACCESS PERSONS shall certify annually that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

G. Joint Participation

ACCESS PERSONS should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Investment Company is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

H. Reports to Mutual Funds

No less frequently than annually, DRZ must furnish to the board of directors of any United States mutual fund client, a written report that

        a. Describes any issues arising under this Code of Ethics or procedures since the last report to the board, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

        b. Certifies that DRZ has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

A copy of this Code of Ethics shall be submitted to the board of each Mutual Fund, prior to DRZ commencing operations as Fund Advisor or sub-advisor, for review and approval. Thereafter, all material changes to this Code of Ethics shall be submitted to each Mutual Fund board for review and approval not later than (6) months following the date of implementation of such material change.

VII. SANCTIONS

Any violation of this Code of Ethics shall result in the imposition of such sanctions as DRZ may deem appropriate under the circumstances, which may include, but is not limited to, removal, suspension of demotion from office, imposition of a fine, a letter of censure and/or restitution to the affected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.

The sanction of disgorgement of any profits realized may be imposed for violation of the prohibition against access persons, directly or indirectly, executing a personal securities transaction on a day during which a client in his or her complex has a pending "buy" or "sell" order.

VIII. RECORDKEEPING REQUIREMENTS

DRZ shall maintain and preserve in an easily accessible place:

         a. A copy of the Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

         b. A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

         c. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place; and

         d. A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.

         e. The names of each person who is serving or who has served as Review Officer or Alternative Review Officer within the past five years.

         f. A copy of each report made by DRZ to any Mutual Fund with respect to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place and

         g. A record of any decision, and the reasons supporting the decision, to approve the acquisition by access persons of initial public offerings or private placements, for at least five years after the end of the fiscal year in which the approval is granted.

IX. MISCELLANEOUS

A. Confidentiality

All information obtained from any access person hereunder shall be kept in strict confidence by DRZ, except that reports of securities transaction hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

B. Notice to Access Persons

DRZ shall identify all persons who are considered to be "access persons," "investment personnel" and "portfolio managers," inform such persons of their respective duties and provide such persons with copies of this Code of Ethics.

C. Exceptions

The Review Officer reserves the right to decide, on a case by case basis, exceptions to any provisions under this Code of Ethics. Any exceptions made hereunder will be maintained in writing by the Review Officer.

D. Further Information

If any person has any question with regard to the applicability of the provisions of this Code of Ethics generally or with regard to any securities transaction or transactions, he should consult the Review Officer.

Effective: August 1, 2000

Amended: June 17, 2002

Amended: October 31, 2002

Amended: January 14, 2003

Amended: January 27, 2004

                          DEPRINCE, RACE & ZOLLO, INC.
                       ANNUAL CERTIFICATION OF COMPLIANCE

I have read and understand the PRIVACY POLICY and have complied with the requirements.

I have read and understand this CODE OF ETHICS and have complied with the requirements and have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

I have read and reviewed the INSIDER TRADING POLICIES AND PROCEDURES. I understand such policies and procedures and recognize that I am subject to them. I understand the penalties for non-compliance. I certify that I am in full compliance with DRZ's Insider Trading Policies and Procedures and that I have fully and accurately completed this certificate. If there are any exceptions, they are fully disclosed below.

EXCEPTIONS (describe fully below):

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

Certified by:

NAME:________________________________________(Printed)

SIGNATURE:___________________________________

DATE:________________________________________

                          DePrince, Race & Zollo, Inc.
                                     FORM A

Name____________________________  Date Submitted____________(due by the 10th)

Quarter Ended_________________________

  DATE OF        DESCRIPTION     COMMON OR      BUY, SELL,     NUMBER OF         PRICE      PRINCIPAL        BROKER
TRANSACTION      OF SECURITY       PREF       SHORT SELL, OR     SHARES                     AMOUNT OF
                                                  COVER                                    TRANSACTION
-----------      -----------     ---------    --------------   ---------         -----     -----------       -------
----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

----------       -----------     ---------    -------------    ---------         ----      -----------       -------

Were any new brokerage accounts established during the quarter?     Yes     No

If Yes, please list: ___________________________________________________________

The above report is a record of every transaction in all accounts in which I have either direct or an indirect beneficial ownership.

____________________________                            ________________________
Employee Signature                                      Review Officer Signature

                          DEPRINCE, RACE & ZOLLO, INC.

                                     FORM B

                         INITIAL FILING OF ACCESS PERSON

Name_________________________________

Date you became an access person:_________________

Date report submitted:_____________(due 10 days after becoming an access person)

Please list the title, number of shares and principal amount of each security in which you had any direct or indirect beneficial ownership in on the date you became an access person. Please also list the names of any brokers, dealers and/or banks with whom you maintain securities either direct or indirectly.

TITLE (DESCRIPTION) OF SECURITY    NUMBER OF SHARES      PRINCIPAL AMOUNT
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------

You may submit a brokerage statement showing this information in lieu of completing this form.

 BROKERS, DEALERS AND/OR BANKS WHERE ANY SECURITIES ARE HELD EITHER DIRECTLY OR
                                   INDIRECTLY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Review Officer Signature __________________________________

                          DEPRINCE, RACE & ZOLLO, INC.

                                     FORM C

                      ACCESS PERSONS ANNUAL HOLDINGS REPORT

NAME_______________________________________

YEAR ENDED DECEMBER 31,____________________

DATE REPORT SUBMITTED______________________(DUE BY JANUARY 31)

Please list the title, number of shares and principal amount of each security in which you had any direct or indirect beneficial ownership in. Please also list the names of any brokers, dealers and/or banks with whom you maintain securities either direct or indirectly.

TITLE (DESCRIPTION) OF SECURITY    NUMBER OF SHARES      PRINCIPAL AMOUNT
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------
-------------------------------    ----------------      ----------------


You may submit a brokerage statement showing this information in lieu of completing this form.

BROKERS, DEALERS AND/OR BANKS WHERE ANY SECURITIES ARE HELD EITHER DIRECTLY OR
                                   INDIRECTLY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
REVIEW OFFICER SIGNATURE _______________________________

                          DEPRINCE, RACE & ZOLLO, INC.
                     INSIDER TRADING POLICIES AND PROCEDURES

GENERAL

         Section 204A of the Investment Advisers Act of 1940 ("Advisers Act") requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, DePrince, Race & Zollo, Inc. ("DRZ") has instituted procedures to prevent the misuse of nonpublic information.

         Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law.

WHOM DOES THE POLICY COVER?

        This policy covers all of DRZ's employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the employee is an officer, director or 10% or greater stockholder and a partnership of which the employee is a partner unless the employee has no direct or indirect control over the partnership.

        Each of the entities covered by this Policy forbids any employee from trading, either for his or her personal account or on behalf of others (including mutual funds and private accounts managed by DRZ), while in possession of material nonpublic information, or communicating material nonpublic information to others in violation of the law. This prohibited conduct is often referred to as "insider trading."

         - The Policy extends to each employee's activities within and outside their duties at DRZ. Each employee must read and retain this statement.


         - Failure to comply with these procedures may cause an employee to be subject to disciplinary action, even if the Insider Trading and Securities Fraud Enforcement Act of 1988 or other securities law provisions have not been found specifically to have been violated.

WHAT IS INSIDER TRADING?

         The Policy recognizes that the term "insider trading" (i) is not defined in the federal securities laws, and (ii) generally is used to refer to trading while in possession of material nonpublic information (whether or not one is an "insider") and/or to communications of material nonpublic information to others. The law in this area is not static, but is generally understood to prohibit, among other things:

         1. trading by an insider while in possession of material nonpublic information;

         2. trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

         3. trading while in possession of material nonpublic information concerning a tender offer (as detailed in Rule 14e-3 under the Securities Exchange Act of 1934); and

         4. wrongfully communicating, or "tipping," material nonpublic information to others.

THE INSIDER CONCEPT

         As a general guide for employees, components of what amounts to "insider trading" are defined below:

         The concept of "insider" is broad. It includes officers, directors, trustees, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of those organizations. In addition, DRZ may become a temporary insider of a company for which it provides investment advice. According to the U.S. Supreme Court, for someone to be considered a temporary insider or insider by the company, the company must expect the outsider to keep the nonpublic information that has been disclosed to the outsider confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

WHAT INFORMATION IS MATERIAL?

         Trading on information is not a basis for liability unless the information is material. Information generally is considered "material" if:

     - there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision; or

     - the information is reasonably certain to have a substantial effect on the price of a company's securities.

         Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates not previously disseminated, material changes in previously-released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information does not have to relate to a company's business. For example, in Carpenter v. United States, 484 U.S. 19 (1987), the U.S. Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the newspaper and whether or not those reports would be favorable.

WHAT INFORMATION IS NON-PUBLIC?

         What is nonpublic information? Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, on Bloomberg or in other publications of general circulation ordinarily would be considered public. Further, in certain circumstances, information disseminated to certain segments of the investment community may be deemed "public;" for example, research communicated through institutional information dissemination services such as First Call. (However, the fact that research has been disseminated through such a service does not automatically mean that it is public.) The amount of time since the information was first disseminated ordinarily is a factor regarding whether the information is considered public.

BASIS FOR LIABILITY

         Described below are circumstances under which a person or entity (including an investment adviser and its employees) may be deemed to have traded on inside information, and prohibitions applicable, in particular to investment advisers.

         - Fiduciary duty theory. In 1980, the U.S. Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises where there is a fiduciary relationship between the parties to the transaction; in such case, one party has a right to expect that the other party will not disclose any material nonpublic information and will refrain from trading. Chiarella v. United States, 445 U.S. 22 (1980).

            Insiders such as employees of an issuer are ordinarily considered to have a fiduciary duty to the issuer and its shareholders. In Dirks
            v. SEC, 463 U.S. 646 (1983), the U.S. Supreme Court stated alternative theories by which such fiduciary duties are imposed on non-insiders: they Can enter into a confidential relationship with the company as, among other things, attorneys and accountants ("temporary insiders," as described above), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider or temporary insider who has violated his or her fiduciary duty to the company's shareholders.

            In the "tippee" situation, a breach of duty occurs only if the insider or temporary insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be of a financial nature, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

         - Misappropriation theory. Another basis for insider trading liability is the "misappropriation theory." Under this theory, liability is established when trading occurs based on material nonpublic information that was stolen or misappropriated from another person. In United States v. O'Hagan (1977), the U.S. Supreme Court upheld this theory of liability in a case involving an attorney who traded on information learned from his law firm about an impending takeover of one of the firm's clients. As this case illustrates, the misappropriation theory can be used to reach an individual who knowingly trades on the basis of confidential information obtained from the individual's employer or the employer's agents even though there in no fiduciary relationship between the parties in question.

PENALTIES FOR INSIDER TRADING

         Penalties for insider trading are severe both for the individuals involved as well as for their employers. A person can be subject to some or all of the penalties listed below, even if he or she does not personally benefit from the violation. Penalties may include:

         -  Jail sentences

         -  Civil injunctions

         -  Civil treble damages

         -  Disgorgement of profits


         - Criminal fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

         - Fines for the employer or other controlling person of up to the greater of $1.0 million or three times the amount of the profit gained or loss avoided.

         In addition, investment advisers and broker-dealers may be subject to substantial monetary penalties for a failure to supervise, if their personnel engage in insider trading. In connection with this violation, the SEC or other regulatory authority must establish that the firm either:

         - "knew or recklessly disregarded" evidence that an officer, employee or other "controlled person" was likely to engage in insider trading and failed to take appropriate steps to prevent it; or

         - knowingly or recklessly failed to establish written policies and procedures designed to prevent insider trading, and such failures substantially contributed to or permitted the occurrence of the violation.

         In this regard, Section 204A of the Advisers Act requires investment advisers to (a) establish, and (b) enforce written supervisory procedures "reasonably designed" (taking into account the nature of the investment adviser's business) to prevent trading on material nonpublic information by the adviser and its employees. Unless both (a) and (b) are complied with, the adviser may be subject to monetary penalties.

         Thus, in addition to any of the penalties noted above, any violation of these policies or procedures should be expected to result in serious sanctions by DRZ, which may include: censure, suspension without pay, and termination of employment.

DRZ PROCEDURES TO PREVENT INSIDER TRADING

         The following procedures have been established to aid in the prevention of insider trading. Every employee must follow these procedures or risk sanctions, including: dismissal, substantial personal liability and criminal penalties.

A.       Questions to Ask

         Prior to trading for yourself or others, including advisory client accounts managed by DRZ, in the securities of a company about which you may have material non-public information, ask yourself the following questions:

         - Is this information that an investor would consider important in making an investment decision? Is this information that would affect the market price of the securities if generally disclosed?

         - To whom has this information been provided? Has it been effectively communicated to the marketplace?

B.       Action Required

         If you are at all uncertain as to whether any information you have is "inside information," you must:

         - Immediately report the matter to Angela Petrucelly, DRZ's Compliance Officer. If Angela Petrucelly believes that she is in receipt of material non-public information, she must immediately report the matter to DRZ's President, Victor A. Zollo.

         -  Refrain from purchasing or selling the securities; and

        - Not communicate the information inside or outside DRZ, other than as set forth directly above.

         After the employee and appropriate officer of DRZ have reviewed the issue and consulted with outside counsel to the extent appropriate, the employee will be instructed as to whether he/she may trade and/or communicate that information.

C.       Annual Certification

         All employees of DRZ are required to certify annually, not later than February 10th, that he or she has read and understood DRZ's Insider Trading Policies and Procedures and recognizes too that he or she is subject to them. Further, each DRZ employee is required to certify annually that he or she has complied with all of the requirements of these policies and procedures. The foregoing certifications must be set forth in writing on a standard Insider Trading Policies and Procedures Annual Certification Form (a copy of which is attached as Exhibit A).

QUESTIONS OR CONCERNS

         Any questions or concerns regarding DRZ's Insider Trading Policies and Procedures should be directed to Angela Petrucelly, DRZ's Compliance Officer or Victor A. Zollo, DRZ's President.